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                                                                    EXHIBIT 5.01

                                                  July 19, 2001


HMG Worldwide Corporation
475 Tenth Avenue
New York, New York 10018

     Re: Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to HMG Worldwide Corporation, A Delaware corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 1,575,000 shares ("Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), which may be issued in connection with the exercise of a certain warrant granted (the "Warrant") to Jack Burstein pursuant to a Consulting Agreement (the "Consulting Agreement") dated July 18, 2001.

     We have examined the Consulting Agreement and such corporate records, documents, instruments and certificates of the Company, and have reviewed such other documents as we have deemed relevant under the circumstances. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

     In connection with this opinion, we have examined, the Company's Certificate of Incorporation and By-laws, both as amended to date, the Registration Statement and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Consulting Agreement, will be legally issued, fully paid and non-assessable.

     We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York and the General Corporation Law of the State of Delaware.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the Section 10(a) prospectus associated with the Registration Statement.


                                        Very truly yours,


                                        PARKER DURYEE ROSOFF & HAFT
                                          a Professional Corporation


                                    By: /s/ Herbert F. Kozlov
                                        ---------------------------
                                            A Member of the Firm